SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    FEBRUARY 16, 1996


                          NATIONAL GAS & OIL COMPANY
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            (Exact name of registrant as specified in its charter)


               Ohio                        1-8223              31-1004640
-----------------------------------  -----------------   --------------------
  (State or other jurisdiction of      Commission File       (IRS Employer
          incorporation)                   Number         Identification No.)


          1500 Granville Road, Newark, Ohio                        43055
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       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code    614-344-2102


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



                            Exhibit Index - Page 7

                              Page 1 of 72 Pages


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Item 5.  OTHER EVENTS.

            On February 16, 1996, the Board of Directors of National Gas & Oil Company (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, without par value (the "Common Stock"), of the Company to stockholders of record at the close of business on March 1, 1996 (the "Record Date"). Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one five-hundredth share of a new series of preferred shares, designated as Series A Preferred Shares (the "Preferred Stock"), at a price of $34.00 per one five-hundredth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and National City Bank, as Rights Agent.

            Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company or (ii) ten days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights. The following persons are excluded from the definition of Acquiring Person: the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary and a nominee of the Company or a subsidiary holding shares for or pursuant to any such plan.

            The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) March 1, 2006, (ii) the date of consummation of a merger transaction with a person or group who acquired Common Stock pursuant to a Permitted Offer (as defined below) and who is offering the same price per share and form of consideration paid in the Permitted Offer, or (iii) the date of redemption by the Company as described below.

            The  Purchase  Price  payable,  and the  number  of  shares of the
Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings and dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

            In the event that, after the tenth date following first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). In the event that a person becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at the same price and on the same terms, which price and terms are determined by at least a majority of certain members of the Board of Directors to be both adequate and otherwise in the best interests of the Company and its shareholders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right will for a 60 day period thereafter have the right to receive upon exercise that number of shares of Common Stock of the Company having a market value of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Common Stock have been issued) a common stock equivalent (such as the Preferred Stock or another equity security with at least the same economic value as the common) having a market value of two times the exercise price of the Right, with Common Stock to the extent available being issued first (such right being called the "Subscription Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Upon the occurrence of any of the events giving rise to the exercisability of the Subscription Right or the Merger Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person become such shall become void insofar as they relate to the Subscription Right or the Merger Right.

            With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

            At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no person beneficially owns securities representing less than 15% or more of the voting power of the Company voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock).

            The terms of the Rights may be amended by the Company and the Rights Agent without the consent of the holders of the Rights, including an amendment to lower the threshold percentage described above so long as such lowering would not cause any person or group to become an Acquiring Person as a result thereof, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            Exhibits.

      4. Rights Agreement, dated as of February 16, 1996, between National Gas & Oil Company and National City Bank.

      28(a).      Press Release issued February 21, 1996.

      28(b).      Form of letter to shareholders.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date:  February 26, 1996
                                    National Gas & Oil Company

                                    By /S/ PATRICK J. MCGONAGLE
                                       Patrick J. McGonagle
                                       President

                                 EXHIBIT INDEX


   Exhibit No.
                               DESCRIPTION                            PAGE
      4        Rights Agreement, dated as of February 16, 1996, ........ 8 between National Gas & Oil Company and National
               City Bank.
    28(a)      Press Release issued February 21, 1996. ................ 66
    28(b)      Form of letter to shareholders. ........................ 67